                                                                   Exhibit 23(c)


                           CONSENT OF PRICE WATERHOUSE LLP


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Moorman Manufacturing Company of our report dated May 16, 1995 relating to the financial statements as of and for the year ended March 25, 1995 which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

October 16, 1997
Chicago, Illinois